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                                                                     EXHIBIT 4.2

                           CONSENT OF AUDITORS OF APF

To: The Trustee of APF Energy Trust
    The Board of Directors of APF Energy Inc.

Dear Sirs:

APF ENERGY TRUST

We refer to the Registration Statement on Form F-8 of APF Energy Trust dated August 18, 2003 (the "Registration Statement").

We consent to the incorporation by reference in the above-mentioned Registration Statement of:

1. our report dated February 28, 2003 to the Shareholders of Hawk Oil Inc. on the following financial statements:

         -        Consolidated balance sheets as at December 31, 2002 and 2001;

         - Consolidated statements of operations and retained earnings and cash flows for the years ended December 31, 2002 and 2001;

2. our report dated March 7, 2003 (except for note 12 which is at March 10, 2003) to the Directors of Nycan Energy Corp. on the following financial statements:

         -        Consolidated balance sheets as at December 31, 2002 and 2001;

         - Consolidated statements of operations and retained earnings and cash flows for the years ended December 31, 2002 and 2001; and

3. our report dated April 2, 2003 to the Unitholders of APF Energy Trust on the following financial statements:

         -        Consolidated balance sheets as at December 31, 2002 and 2001;

         - Consolidated statements of operations and accumulated earnings, cash flows and cash distributions and accumulated cash distributions for the years ended December 31, 2002 and 2001.

Calgary, Canada                              PricewaterhouseCoopers LLP
August 18, 2003                              (PRICEWATERHOUSECOOPERS LLP)